                                                                    (Exhibit 11)

                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                     (In millions, except per share amounts)




                                                                          Three Months Ended
                                                                              March 31,
                                                                    --------------------------
                                                                       2001              2000
                                                                     ---------          ------
Net earnings before extraordinary items
   and cumulative effect of accounting change                         $   18            $  244
Effect of dilutive securities
   Preferred securities of subsidiary trust                               --                 4
                                                                      ------            ------
Net earnings before extraordinary items and cumulative
   effect of accounting change - assuming dilution                    $   18            $  248
                                                                      ======            ======

Average common shares outstanding                                      482.7             413.5
Effect of dilutive securities
   Preferred securities of subsidiary trust                               --               8.3
   Stock options                                                         1.0               1.2
                                                                      ------            ------
Average common shares outstanding - assuming dilution                  483.7             423.0
                                                                      ======            ======
Earnings per common share before extraordinary items
   and cumulative effect of accounting change                         $ 0.04            $ 0.59
                                                                      ======            ======
Earnings per common share before extraordinary items
   and cumulative effect of accounting change - assuming dilution     $ 0.04            $ 0.59
                                                                      ======            ======



Note: If an amount does not appear in the above table, the security was antidilutive for the period presented.